                                                                  EXECUTION COPY

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                           COLLATERAL AGENCY AGREEMENT

                          Dated as of February 13, 2004

                                      among

                              ORMAT FUNDING CORP.,

                          THE GUARANTORS PARTY HERETO,

                                       and

                         UNION BANK OF CALIFORNIA, N.A.,
                   as Collateral Agent, Trustee and Depositary

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                                TABLE OF CONTENTS

                                       -i-

                           COLLATERAL AGENCY AGREEMENT

            COLLATERAL AGENCY AGREEMENT (this "Agreement") dated as of February
13, 2004 among ORMAT FUNDING CORP., a Delaware corporation (the "Issuer"), each
GUARANTOR (as defined below), and UNION BANK OF CALIFORNIA, N.A., acting in its capacity as the collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the "Collateral Agent") and in its capacity as Trustee and Depositary.

            The Issuer, Union Bank of California, N.A., in its capacity as the
Trustee, and ORNI 1 LLC, a Delaware limited liability company, ORNI 2 LLC, a
Delaware limited liability company, ORNI 7 LLC, a Delaware limited liability company, OrMammoth Inc., a Delaware corporation, Brady Power Partners, a Nevada general partnership, Steamboat Development Corp., a Utah corporation, and
Steamboat Geothermal LLC, a Delaware limited liability company (collectively, the "Guarantors"), and Ormesa LLC, a Delaware limited liability company, have entered into the Indenture dated as of even date herewith (the "Indenture"), pursuant to which the Issuer is issuing the 8.25% Senior Secured Notes
(collectively, the "Notes"), and Union Bank of California, N.A. has been appointed the Trustee on behalf of the holders of the Notes (collectively, the
"Noteholders").

            The parties hereto desire to enter into this Agreement to, among other things, set forth their mutual understanding with respect to the appointment of the Collateral Agent and various matters with respect to the
Collateral (as defined in the Indenture).

            NOW, THEREFORE, to induce the Noteholders to enter into the
Indenture and to purchase the Notes, and for and in consideration of the premises and of the covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto intending to be legally bound, covenant and agree as follows:

            SECTION 1. DEFINITIONS.

            Section 1.1. Capitalized Terms. Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term (whether directly or by reference to another agreement or document) in Article I of the
Indenture. The Rules of Construction set forth in Section 1.04 of the Indenture are hereby incorporated by reference as if fully set forth herein. In addition to the terms defined in the Indenture, the preamble and the recitals, the following terms shall have the following respective meanings:

            "Additional Holders" shall mean holders of additional Permitted
Indebtedness (other than Permitted Indebtedness of the type described in clause
(vi) in the definition thereof) who directly or through an agent on such persons behalf become parties to this Agreement.

            "Required Creditors" shall mean Required Holders and other requisite
Secured Parties if there any pari passu Additional Holders.

            SECTION 2. COLLATERAL AGENT.

            Section 2.1. Appointment and Duties of the Collateral Agent.

            (a) Union Bank of California, N.A., as Collateral Agent on behalf of the Secured Parties, including without limitation, the Noteholders, hereby agrees to act as such, and agrees to execute, deliver and perform, on behalf of each of the Noteholders, each Security Document to which the Collateral Agent is or is intended to be a party and to take such actions on behalf of the
Noteholders under the provisions of such Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral
Agent by the terms of each Security Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in any Security Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the
Security Documents, or any fiduciary relationship with any Noteholder, and no implied covenants, functions or responsibilities shall be read into any Security
Document or otherwise exist against the Collateral Agent.

            (b) The Collateral Agent will forward to the Trustee promptly after the Collateral Agent's receipt thereof (and will use its reasonable efforts to forward within two Business Days of such receipt) a copy of each notice, document or other instrument furnished to the Collateral Agent by the Issuer or any Guarantor under any Security Document.

            (c) Subject to Section 2.3(d), the Collateral Agent hereby waives any Lien it may now have, or may subsequently acquire, in or on any property held by it under this Agreement or any other Security Document (including the
Collateral) other than the security interests granted under this Agreement and under the other Security Documents, any right to apply the Collateral or any such other property against claims other than claims of the Secured Parties in respect of the security interests granted under this Agreement and under the other Security Documents and any right to set off claims against such properties or the Collateral other than claims of the Secured Parties in respect of such security interests.

            (d) If an Event of Default actually known to a Responsible Trust
Officer has occurred and is continuing, the Collateral Agent shall exercise such of the rights and powers vested in it by this Agreement and the Security
Documents, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (e) Except during the continuance of an Event of Default:

                  (i) the duties of the Collateral Agent shall be determined solely by the express provisions of this Agreement and the Security Documents and the Collateral Agent need perform only those duties that are specifically set forth in this Agreement and the Security Documents and no others, and no implied covenants or obligations shall be read into this Agreement or the
Security Documents against the Collateral Agent; and

                  (ii) in the absence of bad faith on its part, the Collateral
Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this
Agreement. However, the Collateral Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this
Agreement or the Security Documents, as appropriate.

            (f) The Collateral Agent may not be relieved from liabilities for its own grossly negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (e)
of this Section;

                  (ii) the Collateral Agent shall not be liable for any error of judgment made in good faith by a Responsible Trust Officer, unless it is proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts; and

                  (iii) the Collateral Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 2.2 hereof.

            (g) Whether or not therein expressly so provided, every provision of this Agreement that in any way relates to the Collateral Agent is subject to paragraphs (d), (e), and (f) of this Section.

            (h) No provision of this Agreement shall require the Collateral
Agent to expend or risk its own funds or incur any liability. The Collateral
Agent shall be under no obligation to exercise any of its rights and powers under this Agreement or any Security Document at the request of any Noteholder or Additional Holder, unless such Noteholder or Additional Holder, as applicable, shall have offered to the Collateral Agent security and indemnity satisfactory to it against any loss, liability or expense.

            (i) The Collateral Agent shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Issuer. Money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law.

            Section 2.2. Rights of Collateral Agent.

            (a) The Collateral Agent may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper
Person. The Collateral Agent need not investigate any fact or matter stated in the document.

            (b) Before the Collateral Agent acts or refrains from acting, it may require and shall be entitled to an Officer's Certificate. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate. The Collateral Agent may consult with counsel and the advice, promptly confirmed in writing thereafter, of such counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Collateral Agent may act through its attorneys, custodians, nominees and agents and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

            (d) The Collateral Agent shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement or any Security Document.

            (e) Unless otherwise specifically provided in this Agreement or any
Security Document, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

            (f) The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Security
Document at the request or direction of any of the Noteholders or Additional
Holders unless such Noteholders and/or Additional Holders shall have offered to the Collateral Agent security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

            (g) In no event shall the Collateral Agent be required to take notice of any default or breach hereof or any Event of Default, except for
Events of Default specified in Section 5.01(a) of the Indenture, unless and until the Collateral Agent shall have received from the Trustee express written notice of the circumstances constituting the breach, default or Event of Default and stating that said circumstances constitute an Event of Default under the
Indenture.

            (h) If the Collateral Agent is also acting as the Trustee under the
Indenture, the rights and protections afforded to the Trustee pursuant to
Article VI of the Indenture will also be afforded to the Collateral Agent.

            Section 2.3. Compensation and Indemnity of the Collateral Agent.

            (a) The Issuer agrees to pay to the Collateral Agent an annual agency fee, as agreed upon in writing by the Issuer and the Collateral Agent.
The Collateral Agent's compensation shall not be limited by any law on compensation of an agent. The Issuer shall reimburse the Collateral Agent promptly upon request for all reasonable and properly documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable and properly documented fees, disbursements and expenses of the Collateral Agent's agents and counsel.

            (b) The Issuer shall indemnify the Collateral Agent against any and all losses, liabilities, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this
Agreement and the other Security Documents, including the costs and expenses of enforcing this Agreement against the Issuer (including this Section 2.3)

and defending itself against any claim (whether asserted by the Issuer or any Noteholder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with the storage, use, presence, disposal or release of any Hazardous Substance on, under or about any properties encumbered by the Deeds of Trust, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Collateral Agent shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.
The Issuer shall defend the claim and the Collateral Agent shall cooperate in the defense. The Collateral Agent may have separate counsel (reasonably acceptable to the Issuer) and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            (c) The obligations of the Issuer under this Section 2.3 shall survive the satisfaction and discharge of this Agreement or any Security
Document.

            (d) To secure the Issuer's payment obligations in this Section, the
Collateral Agent shall have a Lien prior to the Notes on all money or property held or collected by the Collateral Agent, except that held in trust to pay principal, interest, premium and Liquidated Damages, if any, on particular
Notes.

            (e) When the Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 5.01(f) of the Indenture occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            Section 2.4. Replacement of the Collateral Agent.

            (a) A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent shall become effective only upon the successor
Collateral Agent's acceptance of appointment as provided in this Section 2.4.

            (b) The Collateral Agent may resign in writing at any time and be discharged from the trust hereby created by giving thirty (30) days' written notice to the Issuer. The Required Creditors may remove the Collateral Agent by so notifying the Collateral Agent and the Issuer in writing. The Issuer may remove the Collateral Agent if:

                  (i) the Collateral Agent fails to meet the eligibility
criteria set forth in this Agreement;

                  (ii) the Collateral Agent is adjudged a bankrupt or an
insolvent or an order for relief is entered with respect to the Collateral Agent under any Bankruptcy Law;

                  (iii) no Default or Event of Default on our part has occurred and is continuing and the Collateral Agent has failed to observe or perform any of its material obligations under this Agreement or the Security Documents;

                  (iv) a custodian or public officer takes charge of the
Collateral Agent or its property; or

                  (v) the Collateral Agent becomes incapable of acting.

            (c) If the Collateral Agent resigns or is removed or if a vacancy exists in the office of Collateral Agent for any reason, the Issuer shall promptly appoint a successor Collateral Agent. Within one year after the successor Collateral Agent takes office, the Required Creditors may appoint a successor Collateral Agent to replace the successor Collateral Agent appointed by the Issuer.

            (d) The Issuer shall give notice of each resignation and removal of the Collateral Agent and each appointment of a successor to all Noteholders and
Additional Holders.

            (e) If a successor Collateral Agent does not take office within 60 days after the retiring Collateral Agent resigns or is removed, the retiring
Collateral Agent , the Issuer, or the holders of at least 10% in aggregate principal amount of the then outstanding Notes and Permitted Indebtedness may petition any court of competent jurisdiction for the appointment of a successor
Collateral Agent.

            (f) If the Collateral Agent, after written request by any Noteholder who has been a Noteholder of a Note for at least six months, fails to comply with Section 2.6, such Noteholder may petition any court of competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor Collateral Agent.

            (g) A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Issuer.
Thereupon, the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Agreement and the Security
Documents. The successor Collateral Agent shall mail a notice of its succession to the Trustee. The retiring Collateral Agent shall promptly transfer all property held by it as Collateral Agent to the successor Collateral Agent, provided all sums owing to the Collateral Agent hereunder have been paid and subject to the Lien provided for in Section 2.3 hereof. Notwithstanding replacement of the Collateral Agent pursuant to this Section 2.4, the Issuer's obligations under Section 2.3 hereof shall continue for the benefit of the retiring Collateral Agent.

            (h) If a Collateral Agent is removed with or without cause, all fees and expenses (including the reasonable fees and expenses of counsel) of the
Collateral Agent incurred in the administration of the agency or in performing of the duties hereunder shall be paid to the Collateral Agent.

            Section 2.5. Successor Collateral Agent by Merger. If the Collateral
Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust

business to, another corporation, the successor corporation without any further act shall be the successor Collateral Agent.

            Section 2.6. Eligibility; Disqualification. There will at all times be a Collateral Agent under this Agreement, which shall be a corporation having either (a) a combined capital and surplus of at least $50.0 million, or (b) a combined capital and surplus of at least $10.0 million and being a Wholly-Owned
Subsidiary of a corporation having a combined capital and surplus of at least
$50.0 million, in each case subject to supervision or examination by a federal or state or District of Columbia authority and having a corporate trust office in New York, New York, to the extent there is such an institution eligible and willing to serve.

            Section 2.7. Consents under Security Documents. Notwithstanding
Section 8.02 of the Indenture, the Issuer, the Guarantors and the Collateral
Agent may amend or supplement the Agreement and any of the other Security
Documents without the consent of any Noteholder or Additional Holder: (a) to cure any ambiguity, defect or inconsistency; (b) to add additional covenants of the Issuer or its Subsidiaries, to surrender rights conferred upon the Issuer or its Subsidiaries, or to confer additional benefits upon the any of the
Noteholders or Additional Holders; (c) to increase the assets securing the
Issuer's obligations under this Agreement; or (d) to make any change not inconsistent with the terms of this Agreement that does not adversely affect the legal rights thereunder of any Noteholder or Additional Holder.

            Upon the request of the Issuer accompanied by a resolution of the
Issuer's Board of Directors authorizing the execution of any such amended or supplemental Agreement or amendments to the other Security Documents, and upon receipt by the Collateral Agent of the documents described in Section 2.2 hereof, the Collateral Agent shall join with the Issuer and the Guarantors, as applicable, in the execution of any amended or supplemental Agreement and any amendment to any of the other Security Documents authorized or permitted by the terms of this Agreement and to make any further appropriate agreements and stipulations that may be therein contained, but the Collateral Agent shall not be obligated to enter into such amended or supplemental Agreement or amendments to the Security Documents that affects its own rights, duties, immunities, or indemnities under this Agreement or otherwise.

            SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE AGENT.

            The Collateral Agent (in its individual capacity) represents and warrants as of the Closing Date to the other parties that it is a national association, duly organized and validly existing under the laws of the United
States of America and, in its capacity as the Collateral Agent, it has the necessary power and authority to enter into and perform its obligations under this Agreement and any other Security Documents to which it is party.

            SECTION 4. REGISTER.

            Promptly and in any event within five Business Days of any change in the information contained in such register, the Issuer shall provide an updated copy of the register required to be maintained by the Issuer pursuant to Section
2.07 of the Indenture to the Collateral Agent for so long as the Collateral
Agent is not also acting as the Trustee under the Indenture.

            SECTION 5. APPLICATION OF PROCEEDS.

            After an Event of Default has occurred and is continuing, the proceeds of any collection, sale or other realization of all or any part of the
Collateral pursuant to any Security Document shall be distributed by the
Collateral Agent in the following order of priority:

            First, to the payment of all reasonable costs and expenses relating to the sale of the Collateral and the collection of amounts owing under this
   Agreement or relating to the protection of the Liens of the Security
   Documents, and all liabilities covered by the indemnity provisions of the
   Financing Documents;

            Second, to the payment of Senior Secured Obligations constituting principal, premium, interest , Liquidated Damages, if any, and fees due and owing to the Secured Parties ratably in proportion to the respective unpaid principal, premium, interest, Liquidated Damages, if any, and fees owing to the Secured Parties;

            Third, to the payment of the remaining Senior Secured Obligations outstanding;

            Fourth, after payment in full of all Senior Secured Obligations, to the holders of other Permitted Indebtedness which is not Subordinated Debt in an amount equal to unpaid amounts due on any such Permitted Indebtedness ratably in proportion to the unpaid amounts of such holders;

            Fifth, after payment in full of all Senior Secured Obligations and other Permitted Indebtedness which is not Subordinated Debt as provided above, to the holders of Subordinated Debt in an amount equal to unpaid amounts due on any such Subordinated Debt ratably in proportion to the unpaid amounts of such holders; and

            Sixth, to the Issuer, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

            As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any such amounts received under any reorganization, liquidation, or adjustment of debt of the Issuer.

            SECTION 6. MISCELLANEOUS.

            Section 6.1. No Waiver. No failure on the part of the Collateral
Agent to exercise, no course of dealing and no delay in exercising any right, power or remedy under this Agreement or the other Security Documents shall operate as a waiver thereof, and no single or partial exercise of any right, power or remedy under this Agreement or the other Security Documents shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            Section 6.2. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 6.3. Successors and Assigns. All agreements of the Issuer in this Agreement shall bind its successors. All agreements of the Collateral Agent in this Agreement shall bind its successors.

            Section 6.4. Counterparts. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

            Section 6.5. Amendment, Waiver, Etc. The Collateral Agent may sign any amendment to this Agreement and amendments to the other Security Documents authorized pursuant to, and subject to the conditions set forth in, Article VIII of the Indenture. The Collateral Agent and the Issuer shall sign any amended
Agreement and amendment to other Security Documents if the amendment does not adversely affect the rights, duties, liabilities, immunities or indemnities of the Collateral Agent. Neither the Issuer nor the Guarantors, as applicable, may sign an amendment to the Agreement until its respective shareholders approve it.
In executing any amended Agreement or amendments to the other Security
Documents, the Collateral Agent shall be entitled to receive and (subject to
Section 2.1 hereof) shall be fully protected in relying upon, an Officer's
Certificate stating that the execution of such amended Agreement or amendment to the other Security Documents is authorized or permitted by this Agreement or the
Indenture.

            Section 6.6. Table of Contents, Headings, etc.. The Table of
Contents, and headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and shall in no way modify or restrict any of the terms or provisions hereof.

            Section 6.7. Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 10.02 of the Indenture or, if to the Collateral Agent, at the "Address for Notices"
specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party, and in any case, shall be deemed to have been given at the times specified in said Section 10.02.

            Section 6.8. Reinstatement. This Agreement and any Lien created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Issuer in respect of the Secured
Obligations (as defined in the Security Agreement) is rescinded or must otherwise be restored by any Secured Party, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Issuer shall indemnify the Collateral Agent and each Secured Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Collateral Agent or such Secured Party in connection with such rescission or restoration.

            Section 6.9. Termination. This Agreement shall remain in full force and effect until the Secured Obligations (as defined in the Security Agreement)
shall have been finally and indefeasibly paid in full. The provisions of Section
2.3 shall survive any termination of this Agreement.

            Section 6.10. No Third Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of the Issuer, the Collateral Agent and the Secured Parties and no Person (other than the Secured Parties and their successors and permitted assigns hereunder) shall have any rights hereunder.

            Section 6.11. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW
YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT
TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION
OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            IN WITNESS WHEREOF, the Issuer, each Guarantor and the Collateral
Agent have caused this Agreement to be duly executed by their duly authorized officers all as of the date first above written.

                                         ORMAT FUNDING CORP.,
                                         a Delaware corporation

                                         By:  /s/ Yehudit Bronicki
                                              ---------------------------------
                                              Name:
                                              Title:

                                         UNION BANK OF CALIFORNIA, N.A.
                                         as the Collateral Agent, Trustee and
                                         Depositary

                                         By:  /s/ Sonia N. Flores
                                              ---------------------------------
                                              Name: Sonia N. Flores
                                              Title: Vice President

                                         Address for Notices:

                                         Corporate Trust Department
                                         475 Sansome Street, 12th Floor
                                         San Francisco, CA 94111
                                         Facsimile: (415) 296-6757

                                         ORNI 1 LLC,
                                         a Subsidiary Guarantor

                                         By:  ORMAT FUNDING CORP.,
                                              a Delaware corporation
                                              Its: Sole Member and Manager

                                              By:  /s/ Yehudit Bronicki
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                         ORNI 2 LLC,
                                         a Subsidiary Guarantor

                                         By:  ORMAT FUNDING CORP.,
                                              a Delaware corporation
                                              Its: Sole Member and Manager

                                              By:  /s/ Yehudit Bronicki
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                         ORNI 7 LLC,
                                         a Subsidiary Guarantor

                                         By:  ORMAT FUNDING CORP.,
                                              a Delaware corporation
                                              Its: Sole Member and Manager

                                              By:  /s/ Yehudit Bronicki
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                         ORMAMMOTH INC.,
                                         a Subsidiary Guarantor

                                         By:  /s/ Yehudit Bronicki
                                              ---------------------------------
                                              Name:
                                              Title:

                                         BRADY POWER PARTNERS,
                                         a Subsidiary Guarantor

                                         By:  ORNI 1 LLC,
                                              a Delaware limited liability
                                              company
                                              Its: General Partner

                                              By:  ORMAT FUNDING CORP.,
                                                   a Delaware corporation
                                                   Its: Sole Member and Manager

                                                   By:  /s/ Yehudit Bronicki
                                                        -----------------------
                                                        Name:
                                                        Title:

                                         By:  ORNI 2 LLC,
                                              a Delaware limited liability
                                              company
                                              Its: General Partner

                                              By:  ORMAT FUNDING CORP.,
                                                   a Delaware corporation
                                                   Its: Sole Member and Manager

                                                   By:  /s/ Yehudit Bronicki
                                                        -----------------------
                                                        Name:
                                                        Title:

                                         STEAMBOAT DEVELOPMENT CORP.,
                                         a Subsidiary Guarantor

                                         By:  /s/ Yehudit Bronicki
                                              ---------------------------------
                                              Name:
                                              Title:

                                         STEAMBOAT GEOTHERMAL LLC,
                                         a Subsidiary Guarantor

                                         By:  ORNI 7 LLC,
                                              a Delaware limited liability
                                              company
                                              Its: Sole Member and Manager

                                              By:  ORMAT FUNDING CORP.,
                                                   a Delaware corporation
                                                   Its: Sole Member and Manager

                                                   By:  /s/ Yehudit Bronicki
                                                        -----------------------
                                                        Name:
                                                        Title: